Exhibit 10.2

FORM OF LOCK-UP LETTER AGREEMENT

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

4 World Financial Center

New York, New York  10080

Re: Proposed Offering by Coherent, Inc.

Dear Ladies and Gentlemen:

The undersigned, an executive officer and/or director of Coherent, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Initial Purchaser”), proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) of Convertible Subordinated Notes due 2011 of the Company (the “Initial Securities”) and the grant by the Company to the Initial Purchaser of the option to purchase additional Convertible Subordinated Notes due 2011 (the “Option Securities”). The Initial Securities, together with the Option Securities, are collectively referred to as the “Securities.”  In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer and/or director of the Company, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchaser that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock $0.01 par value (the “Common Stock”) or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer all or any portion of the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value (for purposes of this lock-up agreement, a contribution of all or any portion of the Lock-Up Securities to a partnership or limited liability company that is in exchange for an interest in said partnership or limited liability company shall be deemed not to involve a disposition for value), (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, except for a filing on a Form 5 or as included in a Form 4 for another mandatory reported transaction and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts or by way of bequest or inheritance on death; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               to a partnership or limited liability company the sole constituent partners/members of which are any combination of (x) the undersigned, (y) the immediate family of the undersigned or (z) any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned.

Notwithstanding the restrictions set forth herein, the undersigned may enter into any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the 1934 Act, as amended, provided that any such Rule 10b5-1 Plan shall specify that any sales of Securities sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period.

Notwithstanding the restrictions set forth herein, Ms Helene Simonet and Mr John R. Ambroseo may sell all or a portion of the Lock-Up Securities during the Lock-Up Period pursuant to the terms of their respective Rule 10b5-1 Plan in existence as of the date hereof.

In addition, during the Lock-Up Period, but no earlier than 45 days after the date of this Agreement, the collective signatories of this form of Lock-Up Agreement may collectively sell up to 250,000 shares (exclusive of any transfers made in accordance with the preceding paragraphs).

Notwithstanding the foregoing, if:

(1)                                  during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning upon the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: